                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X[caad 214]/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ANACOMP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

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    (4) Date Filed:

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

                                     [LOGO]

                                  ANACOMP, INC.
                            12365 CROSTHWAITE CIRCLE
                             POWAY, CALIFORNIA 92064
                                 (619) 679-9797

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
-------------------------------------------------------------------------------


To Our Shareholders:

      The 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Anacomp, Inc. ("Anacomp" or the "Company"), will be held at the Company's offices located at 12365 Crosthwaite Circle, Poway, California, on February 8, 1999, at 8:30 a.m. for the following purposes:

         1. To elect seven directors for a one-year term;

         2. To consider and vote upon a proposal to amend and restate the Company's 1996 Long-Term Incentive Plan to increase the number of shares issuable thereunder and to amend certain other provisions;

         3. To consider and vote upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock thereunder; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      If you do not expect to attend the Annual Meeting, please sign, date and return the enclosed proxy in the enclosed return envelope to which no postage need be affixed if mailed in the United States.

      Only shareholders of record at the close of business on December 15, 1998, will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.

                                       By order of the Board of Directors,


                                       Richard D. Jackson
                                         CO-CHAIRMAN OF THE BOARD

                                       Lewis Solomon
                                         CO-CHAIRMAN OF THE BOARD

Dated: December 31, 1998
Poway, California
                             PLEASE SIGN AND RETURN
                               THE ENCLOSED PROXY

                                  ANACOMP, INC.
                            12365 CROSTHWAITE CIRCLE
                             POWAY, CALIFORNIA 92064
                                 (619) 679-9797

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 8, 1999

                            ------------------------

                                 PROXY STATEMENT


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished to the holders (the "Shareholders") of Common Stock, par value $.01 per share (the "Common Stock"), of Anacomp, Inc., an Indiana corporation ("Anacomp" or the "Company"), by the Board of Directors in connection with the solicitation of proxies to be used in voting at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held on February 8, 1999, at the Company's offices located at 12365 Crosthwaite Circle, Poway, California, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy are being mailed to Shareholders is January 4, 1999.

      The enclosed proxy is solicited by the Board of Directors of the Company. A person giving a proxy has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company or by attending the Annual Meeting and voting in person. The proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the choices made by the Shareholders with respect to the proposals listed thereon. IF A CHOICE IS NOT MADE WITH RESPECT TO THE PROPOSALS, THEN THE PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES, FOR THE AMENDMENT OF THE COMPANY'S 1996 LONG-TERM INCENTIVE PLAN AND FOR THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION. IF ANY OTHER MATTERS SHOULD BE PRESENTED AT THE ANNUAL MEETING, THE HOLDERS OF THE PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE VIEWS OF A MAJORITY OF THE COMPANY'S DIRECTORS.

      The Board of Directors set December 15, 1998, as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 14,274,308 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote on all matters described below.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for such Meeting, and such inspectors will determine whether or not a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock in the aggregate constitutes a quorum for the transaction of business. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the Shareholders for a vote. If a quorum exists, action on any matter (other than the election of directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action. Directors shall be elected by a plurality of the votes properly cast. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      The cost of this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may communicate with Shareholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies. The Company has also retained ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of proxies from individual shareholders, brokerage firms, banks and institutional holders of shares. The fee for such services is $5,000 plus expenses. The Company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses in forwarding solicitation material to beneficial owners of shares of Common Stock held of record by such brokers or nominees. A copy of the Company's Annual Report to Shareholders accompanies this Proxy Statement. THE COMPANY WAS

REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K (THE "FORM 10-K") WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") FOR THE COMPANY'S FISCAL YEAR ENDED SEPTEMBER 30, 1998. A COPY OF THE FORM 10-K IS INCLUDED WITH THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS. SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPLETE EXHIBITS TO THE FORM 10-K BY WRITING TO ANACOMP, INC., 12365 CROSTHWAITE CIRCLE, POWAY, CALIFORNIA 92064, ATTENTION: SECRETARY.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

      At the Annual Meeting, seven directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The shares of Common Stock represented by the proxies will be voted for the nominees of the Board of Directors named below, unless otherwise specified on the proxy. Pursuant to the provisions of the Company's By-Laws, the Board of Directors has fixed the number of directors at seven. All directors are elected annually.

      If any nominee becomes unavailable for any reason or a vacancy should occur before election (which events are not anticipated), then the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy to remain open until a substitute candidate can be located, or by resolution provide for a lesser number of directors.

      The following table sets forth the name of each nominee for director, his age, his principal occupation and five-year business history, and the year in which he first served as a director of the Company:

                                                                                           Initial Service
Name and Age                                Principal Occupation                            as a Director
---------------------------------------------------------------------------------------------------------------
Ralph W. Koehrer, 53 . . . . .  President and Chief Executive Officer of the Company             1997
Talton R. Embry,  52 . . . . .  Chairman and Chief Investment Officer,                           1996
                                 Magten Asset Management Corp.
Darius W.  Gaskins,  Jr., 59 .  Partner, High Street Associates, Inc.                            1996
Jay P. Gilbertson,  38 . . . .  President and Chief Operating Officer, WebMD, Inc.               1996
Richard D. Jackson, 61 . . . .  Co-Chairman of the Board of the Company; Consultant              1996
George A. Poole,  Jr., 67. . .  Private investor                                                 1996
Lewis Solomon,  65 . . . . . .  Co-Chairman of the Board, Chairman of the Company; G & L         1996
                                 Investments

      Ralph W. Koehrer was elected Chief Executive Officer and Director (effective May 1, 1997) on April 29, 1997 and President (effective January 6,
1997) on December 10, 1996. Prior to joining the Company, Mr. Koehrer was with Automatic Data Processing, Inc. ("ADP") for eleven years, most recently as Corporate Vice President of ADP and as President of ADP's Information and Processing Services division.

      Talton R. Embry has served as a director since June 4, 1996. Mr. Embry has been Chairman and Chief Investment Officer of Magten Asset Management Corp. since 1978. Mr. Embry is also a director of Combined Broadcasting, Inc. and BDK Holdings, Inc.

      On February 26, 1996, Magten and the Maryland Securities Commissioner entered into a consent order whereby Magten paid a fine of $1,500. The Maryland Securities Commissioner alleged that Magten effected investment advisory transactions in Maryland prior to its registration as a Maryland investment adviser. Magten is currently registered as an investment adviser in Maryland, and its activities are not restricted.

      Darius W. Gaskins, Jr. has served as a director since June 4, 1996. Mr. Gaskins has been a partner of High Street Associates, Inc. since 1991, as well as a founding partner of CFGW, a consulting firm founded in 1993. Mr. Gaskins also serves as a director of Rohr Industries, Inc. (formerly UNR Industries, Inc.), Northwestern Steel and Wire Company and Sapient, Inc.

      Jay P. Gilbertson has served as a director since June 4, 1996. On November 30, 1998, Mr. Gilbertson was elected President and Chief Operating Officer of WebMD, Inc., a healthcare internet company for whom Mr. Gilbertson already served as a director. From November 1997 until August 1998, Mr. Gilbertson served as President (as a member of the Office of the President), Chief Financial Officer and Co-Chief Operating Officer of HBO & Company ("HBOC"). He has been the Chief Financial Officer of HBOC since April 1993. From December 1991 to April 1993, he served as Corporate Controller of HBOC.

      Richard D. Jackson has served as a director since June 4, 1996. He was elected Vice Chairman of the Board of Directors on June 4, 1996 and Co-Chairman of the Board effective May 1, 1997. Mr. Jackson has been a consultant since 1995. He joined First Financial Management Corporation in 1993 as Chief Operating Officer and Senior Executive Vice President and was elected Vice Chairman in February 1995, a position he held until August 1995. From 1990 to 1993, Mr. Jackson served as Vice Chairman and Chief Executive Officer of the Georgia Federal Bank. Mr. Jackson also serves as a director of Schweitzer-Mauduit International, Inc.

      George A. Poole, Jr. has served as a director since June 4, 1996. Mr. Poole has been a private investor for more than the past five years and serves as a director of U.S. Home Corporation and Harvard Industries, Inc.

      Lewis Solomon has served as a director since June 4, 1996 and was elected Lead Director on that date. He was elected Co-Chairman of the Board effective May 1, 1997. Mr. Solomon has been Chairman of G&L Investments for the past five years. He also serves as a director of Anadigics, Inc., Artesyn Technologies, Inc. and Terayon Communications Systems.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ITS NOMINEES FOR DIRECTORS.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHER BENEFICIAL OWNERS

      The following table sets forth certain information, as of the Record Date unless otherwise noted, regarding the shares of Common Stock beneficially owned by each of the Company's directors, by each of its Named Executive Officers (as defined in "Executive Compensation--Summary Compensation Table" below), by all directors and executive officers of the Company as a group, and by certain other beneficial owners of more than five percent (5%) of the Company's Common Stock. Each such person has sole voting and dispositive power with respect to such shares of Common Stock, except as otherwise indicated. For purposes of calculating the percentage of Common Stock owned by each of the directors, executive officers and 5% shareholders of the Company, the Company has assumed that each such person has exercised all of his or its stock options and/or Common Share Warrants for shares of Common Stock and that such shares are issued and outstanding, and that no other persons have exercised options or Common Share Warrants. ("*" indicates that the person owns less than 1% of the Company's Common Stock.).

                                 DIRECTORS AND EXECUTIVE OFFICERS

                                                  Shares of Common     Percent
     Name                                               Stock         of Class
                                                 Beneficially Owned
     ---------------------------------------------------------------------------
     Ralph W. Koehrer                                      84,667(a)          *
     Talton R. Embry                                            0(b)          *
     Darius W. Gaskins, Jr.                                19,713(c)          *
     Jay P. Gilbertson                                     15,000(d)          *
     Richard D. Jackson                                    28,039(e)          *
     George A. Poole, Jr.                                  21,875(f)          *
     Lewis Solomon                                         36,022(g)          *
     Frederick F. Geyer                                    68,334(h)          *
     Peter Williams                                        12,500(i)          *
     Donald W. Thurman                                     21,785(j)          *
     William C. Ater                                        2,963(k)          *
     All directors and executive officers                 450,599(l)       3.1%
       of the Company as a group (23 persons)

                             OTHER BENEFICIAL HOLDERS OF COMMON STOCK

     Magten Asset Management Corp.                              4,596,206(m)      32.2%
       35 East 21st Street
       New York, NY 10010

     Merrill Lynch & Co., Inc.                                  1,500,000(n)      10.5%
       World Financial Center, North Tower
       250 Vesey Street
       New York, NY 10281

     Pioneering Management Corporation                          1,164,420(o)       8.2%
       60 State Street
       Boston, MA  02109

     State Street Research & Management Company                 1,036,505(p)       7.2%
       One Financial Center
       Boston, MA 02111

     -------------------------------------

(a)  Includes 66,667 shares issuable upon the exercise of stock options.
(b) Mr. Embry is a director, executive officer and sole stockholder of Magten Asset Management Corp., a registered investment advisor ("Magten"). Mr. Embry may be deemed to be the beneficial owner of the shares of Common Stock owned by Magten and its investment advisory clients as discussed in Note (m) below. Mr. Embry, as trustee of four pension trusts for the benefit of current and former employees of Magten (including himself), also has sole voting power and dispositive power with respect to 153,083 shares of Common Stock held by such trusts and sole voting and investment power with respect to 2,612 shares of Common Stock held by his minor children. Mr. Embry disclaims beneficial ownership of all of the above shares.
(c)  Includes 17,713 shares issuable upon the exercise of stock options.
(d)  Represents 15,000 shares issuable upon the exercise of stock options.
(e)  Includes 25,209 shares issuable upon the exercise of stock options.
(f)  Includes 16,875 shares issuable upon the exercise of stock options.
(g)  Includes 26,022 shares issuable upon the exercise of stock options.

(h) Represents 33,334 shares issuable upon the exercise of stock options and 35,000 shares of restricted stock. Dr. Geyer has sole voting power with respect to all of such shares of restricted stock, but dispositive power (which he holds solely) only with respect to 10,000 of such shares.
(i)  Represents 12,500 shares issuable upon the exercise of stock options.
(j) Includes 20,834 shares issuable upon the exercise of stock options and 6 shares issuable upon the exercise of the Company's Common Share Warrants.
(k)  Includes 1 share issuable upon the exercise of the Company's Common
     Share Warrants.
(l) Includes 362,906 shares issuable upon the exercise of stock options and 67 shares issuable upon the exercise of the Company's Common Share Warrants. Excludes shares beneficially owned by Mr. Embry, as to which Mr. Embry disclaims beneficial ownership. See Note (b) above.
(m) Magten may be deemed to be the beneficial owner of shares owned by its investment advisory clients. Magten has shared voting power (with its investment advisory clients and Mr. Embry) and shared dispositive power (with its investment advisory clients and Mr. Embry) with respect to 3,658,263 and 4,596,206, respectively, shares of the Common Stock, and no voting power with respect to 937,943 shares of the Common Stock. All of such shares, which in the aggregate represent 32.2% of the Company's voting securities, are beneficially owned by the investment advisory clients of Magten and for which Magten disclaims beneficial ownership. The following investment advisory clients of Magten have an interest in more than 5% of the shares of Common Stock: General Motors Investment Management Co., Hughes Master Retirement Trust, and Los Angeles Fire and Police Pension Systems - Fund 2525.
(n) Merrill Lynch & Co., Inc. has shared voting power and shared dispositive power with respect to 1,500,000 shares of the Common Stock, for which Merrill Lynch disclaims beneficial ownership.
(o)  Includes 34,111 shares issuable upon the exercise of the Company's
     Common Share Warrants. State Street Research & Management Company has sole voting power and sole dispositive power with respect to 1,002,394 shares of the Common Stock, for which State Street disclaims beneficial ownership.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors of the Company held five meetings in the fiscal year ended September 30, 1998. No incumbent director attended less than 75% of the meetings held by the Board of Directors and the committees on which he served. The Board of Directors of the Company has an Audit Committee, a Compensation Committee, and an Executive Committee. The Board of Directors does not have a Nominating Committee but has assigned the functions of such a Committee to the Compensation Committee.

      The members of the Company's Audit Committee during the fiscal year ended September 30, 1998 were Messrs. Poole (Chairman of the Committee), Gilbertson and Solomon. The Audit Committee met three times during that fiscal year. The principal duties assigned to the Audit Committee are to recommend to the Board of Directors the accounting firm to be selected as independent accountants of the Company, to meet with the Company's independent accountants after the completion of the annual audit of the Company's financial statements and the accountant's rendering of their opinion as a result thereof, to discuss the accountant's comments with respect to such financial statements and the Company's accounting methods and procedures, and such other matters as the Audit Committee deems appropriate.

      The members of the Company's Compensation Committee during the fiscal year ended September 30, 1998, were Messrs. Embry (Chairman of the Committee), Gaskins and Jackson. The Compensation Committee met four times during that fiscal year. The Compensation Committee determines the compensation and benefits of the Chief Executive Officer and other executive officers of the Company. It also oversees the Company's stock option, employee stock purchase, and other stock-based plans. The Compensation Committee is also responsible for evaluating the performance of existing members of the Board of Directors and for making recommendations on new candidates for membership on the Board. However, it will not consider nominees to the Board recommended by the Shareholders.

      The members of the Company's Executive Committee during the fiscal year ended September 30, 1998, were Messrs. Jackson (Chairman of the Committee), Koehrer and Solomon. The Executive Committee met 20 times during that fiscal year. The Executive Committee has and may exercise all of the powers of the Board of Directors during the intervals between meetings of the Board. It is also responsible for reviewing possible acquisitions, mergers, joint ventures, partnerships and entries into new technologies.

DIRECTOR COMPENSATION

      Directors who are not employees of the Company receive $1,250 for each directors and committee meeting attended in person, $1,000 for each such meeting attended by telephone, $625 for each committee meeting attended on the same day as a board meeting, and an annual retainer of $12,500. Employee directors receive no fees. Each of the non-employee directors was granted options in November 1996, to purchase 5,000 shares of Common Stock and again in February 1997, to purchase 20,000 shares of Common Stock. In addition, Messrs. Jackson and Solomon, as the non-employee members of the Executive Committee as well as the Co-chairmen of the Board, receive a retainer of $60,000 per year, payable $15,000 per quarter. Each of the Co-chairmen also received an additional option to purchase 25,000 shares of Common Stock. Each of the directors may elect to receive his annual retainer in options to purchase Common Stock in lieu of cash.

EXECUTIVE COMPENSATION

                               BOARD OF DIRECTORS'
                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") determines the compensation and benefits of the Chief Executive Officer and other executive officers of the Company and oversees the Company's stock option, employee stock purchase and other incentive programs. The Committee is composed solely of non-employee directors.

      The Committee's goals for the executive officer compensation program are to: (1) target total cash compensation at levels required to attract and retain qualified persons in executive officer positions; (2) have a significant portion of the annual cash compensation be "at risk" based upon the Company's performance and individual contribution; and (3) link the interests of the executive and the Shareholders through the periodic granting of stock options.

       To assist the Committee in its assessment of the competitive market, the Company retained the services of an outside consulting firm that compared levels of compensation of the Company's executive officers with compensation levels for officers of thirteen other companies selected as a peer group. Peer companies were selected based upon their similarity to the Company in terms of their line of business and size. The consulting firm has reported to the Company that the total compensation of the Company's executive officers is at or below the middle range of compensation levels of the companies in the executive compensation peer group.

      The companies in the executive compensation peer group are not the same as the companies included in the performance graph peer group described under the heading "Performance Graph". The Committee believes that the market for executive talent, and thus the companies appropriate for executive compensation comparisons, are different from the companies that may be alternative investments for shareholders.

      The at risk portion of the annual compensation is provided by the Company's annual incentive bonus plan. The Chief Executive Officer has 40% of his targeted annual incentive compensation at risk and the other executive officers have 35% at risk. For fiscal 1998, the criteria for determining the bonuses consisted of profit, revenue, asset management, and cash flow (which the Company refers to as "EBITDA," or earnings before interest, other income, reorganization items, special and restructuring charges, taxes, depreciation and amortization and extraordinary items). The revenue, profit and cash flow goals were established at levels that required growth over fiscal 1997 in order for an executive officer's target bonus to be fully earned.

      Stock options are awarded at the discretion of the Committee. The Committee's goal is to provide competitive long term incentive opportunities over time. Option awards to individuals are structured to be larger at the time of hire or promotion than the ongoing grants.

      Because he had only recently been appointed Chief Executive Officer at May 1, 1997, Mr. Koehrer's fiscal 1998 base salary and targeted annual bonus compensation were established at levels below the median of the peer companies. Mr. Koehrer's actual incentive bonus for the Company's fiscal 1998 performance was 77% of his target level, reflecting the Company's actual performance against its performance targets relative to the four criteria previously described. Mr. Koehrer's fiscal 1998 option grant was consistent with competitive norms, when combined with the larger grant provided in fiscal 1997 in conjunction with his promotion to Chief Executive Officer.

                               Compensation Committee of the Board of Directors

                               Talton R. Embry, Chairman
                               Darius W. Gaskins, Jr.
                               Richard D. Jackson

                           SUMMARY COMPENSATION TABLE

      The following Summary Compensation Table sets forth as to the Company's Chief Executive Officer and the other four most highly compensated executive officers (collectively, the "Named Executive Officers") all compensation awarded to, earned by, or paid to the Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended September 30, 1998, 1997 and 1996, except as may otherwise be specifically noted. (Note: The positions indicted for Messrs. Williams and Thurman were the positions that such executive officers held during the 1998 fiscal year. Effective November 16, 1998, both individuals were promoted to the position of Executive Vice President.).

-------------------------------------------------------------------------------------------------------------------------------
                                                                                     LONG-TERM COMPENSATION
                                                           ANNUAL COMPENSATION               AWARDS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                     RESTRICTED     SECURITIES
                                                                      OTHER ANNUAL     STOCK        UNDERLYING      ALL OTHER
                                         FISCAL   SALARY    BONUS     COMPENSATION     AWARD(S)      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     ($)       ($)         ($)(1)          ($)          (#)(8)         ($)(9)
-------------------------------------------------------------------------------------------------------------------------------
Ralph W. Koehrer                          1998   392,308   205,568               --         --         42,500         6,402
  President, Chief Executive Officer      1997   200,077   109,878       152,201(2)         --        157,500         1,093
  and Director                            1996        --        --               --         --             --            --
-------------------------------------------------------------------------------------------------------------------------------
Frederick F. Geyer                        1998   207,692   103,125       175,000(3)    538,125(7)     100,000           868
  Executive Vice President                1997        --        --               --         --             --            --
  (effective January 5, 1998)             1996        --        --               --         --             --
-------------------------------------------------------------------------------------------------------------------------------
Peter Williams                            1998   165,934   128,748        15,436(4)         --         35,000         2,500(10)
  Senior Vice President                   1997   101,667    47,561        17,937(4)         --             --         2,500(10)
                                          1996    98,740    36,870        17,109(4)         --         25,000         2,500(10)
-------------------------------------------------------------------------------------------------------------------------------
Donald W. Thurman                         1998   176,154    75,342               --         --         30,000         1,902(10)
  Senior Vice President                   1997   142,346    84,483               --         --         25,000         1,764(10)
                                          1996   125,258    39,235               --         --         25,000           478
-------------------------------------------------------------------------------------------------------------------------------
William C. Ater                           1998   174,196    69,734               --         --         15,000         7,402(10)
  Senior Vice President, Chief            1997   181,632    75,731        85,768(5)         --             --         2,611(10)
  Administrative Officer and              1996   170,479    37,544        45,458(6)         --         25,000         5,190(10)
  Secretary                                                                                                              & (11)
-------------------------------------------------------------------------------------------------------------------------------

(1) Except as noted below, the aggregate amount of perquisites and other personal benefits, securities or property, given to each Named Executive Officer valued on the basis of aggregate incremental cost to the Company did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each such officer during fiscal 1998, 1997 and 1996.
(2) Represents $1,093 in relocation expenses, $1,108 in income tax assistance for certain relocation expense reimbursements and $150,000 for a relocation bonus.
(3)  Represents a relocation bonus.
(4)  Represents an automobile and gasoline allowance.
(5) Represents $41,895 in relocation expenses and $43,873 in income tax assistance for certain relocation expense reimbursements.
(6) Represents $27,891 in relocation expenses and $17,567 in income tax assistance for certain relocation expense reimbursements.
(7) Dollar value (on the date of grant) of the 35,000 shares of restricted stock granted to Dr. Geyer on January 5, 1998. 10,000 of the shares vested on 9/30/98, 5,000 of the shares vest on 3/1/99, 10,000 of the shares vest on 6/30/99 and 10,000 of the shares vest on 6/30/00. The value of the 35,000 shares of restricted stock totaled $459,375 at September 30, 1998, based upon the $13.125 closing sales price for the Common Stock on the NASDAQ Stock Market on that date. The Company will pay dividends on the shares of restricted stock to the same extent that it pays dividends to the Shareholders generally.
(8) All stock option grants prior to June 4, 1996 were cancelled as of that date.
(9) For each Named Executive Officer, includes premiums paid by the Company on a group term life insurance policy for the benefit of each such person.
(10) Includes a $1,000 contribution made by the Company to the Anacomp
     Savings Plus (or 401(k)) Plan.
(11) Includes a $3,000 payout upon the fiscal year 1996 termination of the Company's Executive Benefit Trust program.

                                  STOCK OPTIONS

         As indicated in the Summary Compensation Table, stock option grants were made to the Named Executive Officers during fiscal 1998. The following table sets forth additional information concerning those grants during fiscal 1998.

                          OPTION GRANTS IN FISCAL 1998

                         Number of     % of Total                                       Potential Realizable Value at Assumed
                        Securities      Options                Grant-Date              Annual Rates of Stock Price Appreciation
                        Underlying     Granted to   Exercise     Market                     for 10-Year Option Term(5)
                          Options      Employees     Price       Price      Expiration ----------------------------------------
         Name           Granted(#)   in Fiscal Year  ($/Sh)     ($/Sh)         Date       0%($)         5%($)        10%($)
----------------------- ------------ -------------- --------- ------------ ----------- ----------- ------------- --------------
Ralph W. Koehrer          42,500(1)       4.31       13.500      13.500      11/17/07            0      360,837      914,413
Frederick F. Geyer       100,000(2)      10.15       14.625      15.375      01/05/08       75,000    1,041,930    2,525,410
Peter Williams            35,000(3)       3.55       13.500      13.500      11/17/07            0      297,160      753,046
Donald W. Thurman         30,000(4)       3.04       16.375      16.375      05/04/08            0      308,952      782,925
William C. Ater           15,000(3)       1.52       13.500      13.500      11/17/07            0      127,356      322,734

-----------------------
(1)  All of the options granted vest on 9/30/98.
(2) Of the options granted, one-third vest on 1/5/99, one-third vest on 1/5/00 and one-third vest on 1/5/01.
(3)  All of the options granted vest on 5/17/99.
(4)  All of the options granted vest on 11/4/99.
(5) The figures shown are potential future undiscounted values based on actual option term and annual compounding at the applicable rate. Potential realizable value equals the stock price at the end of the option term less the exercise price, times the number of options granted.

         The following table sets forth information regarding all options exercised during fiscal 1998 or held at September 30, 1998 by the Named Executive Officers.

                    AGGREGATE OPTION EXERCISES IN FISCAL 1998
                        AND FISCAL YEAR-END OPTION VALUES

                                                               Number of
                                                          Unexercised Options       Value of Unexercised
                                                               At FY-End           In-the-money Options at
                         Shares Acquired      Value        (#) Exercisable/              FY-End ($)
         Name            on Exercise (#)   Realized ($)      Unexercisable      Exercisable/Unexercisable(1)
----------------------- ------------------ ------------- ---------------------- ------------------------------
Ralph W. Koehrer                       --            --         66,667/133,333                 18,126/434,687
Frederick F. Geyer                     --            --              0/100,000                            0/0
Peter Williams                         --            --          12,500/47,500                106,188/106,188
Donald W. Thurman                      --            --          20,834/59,166                109,188/112,438
William C. Ater                     6,250        69,000           6,250/27,500                 53,094/106,188
-----------------------

(1) Based upon the September 30, 1998 closing price of $13.125 for the Common Stock on The NASDAQ Stock Market.

                             PENSION PLAN TABLE

     The following table illustrates the estimated aggregate annual benefits payable at normal retirement under the Anacomp Ltd. 1997 Pension Plan (the "U.K. Plan") for various combinations of compensation and years of service, assuming (i) retirement at age 65 and (ii) the lower earnings limit offset in force in the United Kingdom on September 30, 1998 (approximately U.S.$5,686). Benefits under the U.K. Pension Plan are only available to employees of Anacomp Ltd., a wholly-owned subsidiary of the Company organized in the United Kingdom. Peter Williams is the only Named Executive Officer eligible to participate in the U.K. Pension Plan. (All amounts below are expressed in U.S. dollars.)

  AVERAGE
PENSIONABLE                        YEARS OF SERVICE
  SALARY         15           20           25           30           35
-----------      --           --           --           --           --
 $125,000     $ 31,250     $ 41,667     $ 52,083     $ 62,500     $ 72,917
  150,000       37,500       50,000       62,500       75,000       87,500
  175,000       43,750       58,333       72,917       87,500      102,084
  200,000       50,000       66,667       83,334      100,000      116,667
  225,000       56,250       75,000       93,750      112,500      131,250
  250,000       62,500       83,334      104,167      125,000      145,834
  300,000       75,000      100,000      125,000      150,000      175,000
  400,000      100,000      133,334      166,667      200,000      233,334
  450,000      112,500      150,000      187,500      225,000      262,501
  500,000      125,000      166,667      208,334      250,001      291,667

      A participant's annual retirement pension is equal to one-sixtieth of his or her average pensionable salary for the previous three years, multiplied by his or her years of pensionable service. "Pensionable salary" is equal to a participant's total gross earnings for the previous British tax year (from April 6 to the following April 5), less a lower earnings limit offset established by the British government (approximately $5,686 as of April 6, 1998).

     As of April 6, 1998 (the start of the most recent British tax year) Peter Williams had a pensionable salary of approximately $210,237 and had approximately 14 years and two months of credited service for purposes of calculating retirement benefits. The compensation reported for Dr. Williams in the Summary Compensation Table does not correspond to his pensionable salary under the UK Pension Plan, in part because the Company's fiscal year is not concurrent with the British tax year.

EMPLOYMENT CONTRACTS

      Except for Mr. Thurman, each of the Named Executive Officers is a party to an employment agreement with the Company. Set forth below is a brief description of each such agreement.

      RALPH W. KOEHRER. Mr. Koehrer entered into an employment agreement with the Company, dated December 7, 1997, but with an effective date of October 1, 1997, which provides for an initial term of three years and which is automatically renewable thereafter for additional one-year terms. As a part of that employment agreement, Mr. Koehrer also entered into a covenant not to compete with the Company while an employee or as a consultant to the Company after any termination of employment, and not to solicit the Company's customers for a period of two years following any termination of employment.

      Mr. Koehrer's compensation plan for fiscal 1999 has total targeted compensation of $900,000, comprised of the following: (a) a base salary of $400,000; (b) a corporate EBITDA bonus of $280,000, paid in quarterly installments based on the Company's actual quarterly EBITDA performance versus quarterly quota for EBITDA; (c) a corporate revenue bonus of $80,000, paid in quarterly installments based on the Company's actual quarterly total revenue performance versus quarterly quota for revenue; (d) an asset management bonus of $40,000, paid in quarterly installments based on the Company's attaining its quarterly asset management targets; (e) a digital bonus-domestic of $50,000, paid annually based on the Company's attaining 100% of its digital services and systems sales quota in the United States; and (f) a digital bonus-international of $50,000, paid annually based on the Company's attaining 100% of its digital services and systems sales quota outside of the United States. With the exception of the asset management bonus and the two annual digital bonuses, all bonuses may be greater if goals are exceeded or less if goals are not attained.

      Mr. Koehrer's compensation as President and Chief Executive Officer is structured in accordance with the executive compensation policy discussed above under the heading "Board of Directors' Compensation Committee Report on Executive Compensation" and pursuant to his employment agreement. As indicated in that Report, Mr. Koehrer's fiscal 1998 base salary and target bonus was at a level which the Company believes was below the middle range based on the review of the executive compensation peer group. Effective October 1, 1998, the beginning of fiscal 1999, Mr. Koehrer's incentive compensation was increased to equal his $400,000 base salary, and he was also awarded with the two digital bonuses described above in order to place more incentive on Mr. Koehrer to reach the Company's 1999 corporate goals with respect to digital sales and services. The Company believes that Mr. Koehrer's total compensation for fiscal 1999 is in the mid-range of the aforementioned peer group.

      Mr. Koehrer also has been granted, in addition to the options to acquire 100,000 shares of Common Stock awarded to him during fiscal year 1997, options under the Company's 1996 Long-Term Incentive Plan (the "Incentive Plan") to acquire 42,500 shares of Common Stock at an exercise price of $13.50, the fair market value of the Common Stock on November 17, 1997, the day his employment agreement was approved by the Company's Compensation Committee.

      Mr. Koehrer's employment agreement provides that, in the event of a merger or consolidation where the Company is not the surviving company, or a transfer of all or substantially all of the Company's assets, in either case if the surviving or transferee company does not agree to be bound by the terms of Mr. Koehrer's employment agreement, or in the event of a change in control of the Company, Mr. Koehrer may elect to treat his employment agreement as terminated and receive a severance allowance of, INTER ALIA, the lesser of $1 million or 24 months cash compensation, which shall be in addition to the regular compensation and benefits that he is entitled to receive up to the date on which his employment terminates. In addition, Mr. Koehrer is entitled to receive such severance allowance and the accelerated vesting of options upon termination under a variety of other circumstances, but excluding termination for cause, death or his voluntary resignation upon 90 days advance notice. Finally, if at the end of the original term of the employment agreement or any renewal thereof the Company declines to renew such agreement and does not request that Mr. Koehrer continue working or the Company discontinues the month-to-month employment arrangement, then in any such case Mr. Koehrer is entitled to a severance allowance equal to his 12 months' base salary.

      FREDERICK F. GEYER entered into an employment agreement with the Company, effective January 5, 1998, which provides for an initial term of two years and which is automatically renewable thereafter for additional one-year terms. As a part of that employment agreement, Dr. Geyer also entered into a covenant not to compete with the Company for a period of one year following any termination of employment and not to solicit the Company's customers for a period of two years following any termination of employment.

      Dr. Geyer's compensation plan for fiscal 1999 has total targeted compensation of $540,000, comprised of the following: (a) a base salary of $300,000; (b) a corporate EBITDA bonus of $60,000, paid in quarterly installments based on the Company's actual quarterly EBITDA performance versus quarterly quota for EBITDA; (c) a business unit EBITDA bonus of $80,000, paid in quarterly installments based on actual quarterly performance versus quota for the EBITDA of the Company's business units for which Dr. Geyer is responsible; (d) a business unit revenue bonus of $40,000, paid in quarterly installments based on actual quarterly performance versus quarterly quota for the total revenue of the Company's business units for which Dr. Geyer is responsible; (e) an asset management bonus of $20,000, paid in quarterly installments based on Dr. Geyer's business units attaining their quarterly asset management targets; (f) a digital bonus-domestic of $20,000, paid annually based on the Company's attaining 100% of its digital services and systems sales quota in the United States; and (f) a digital bonus-international of $20,000 paid annually based on the Company's attaining 100% of its digital services and system sales quota outside of the United States. With the exception of the asset management bonus and the two annual digital bonuses, all bonuses may be greater if goals are exceeded or less if goals are not attained.

      Dr. Geyer's employment agreement provides that, in the event of a merger or consolidation or a transfer of substantially all of the Company's assets or a change in control of the Company or a discontinuation of the Company's business, Dr. Geyer will receive a severance allowance equal to his prior 24 months compensation if he is subsequently terminated without cause or if he deems a termination to have occurred due to a demotion, transfer or reduction in compensation. Dr. Geyer is also entitled to such severance allowance if he is terminated by mutual agreement or without cause by the Company or if he deems a termination to have occurred due to a demotion, transfer or reduction in compensation. Finally, if at the end of the original term of the employment agreement or any renewal thereof the Company declines to renew such agreement and does not request that Dr. Geyer continue working or the Company discontinues the month-to-month employment arrangements, then in any such case Dr. Geyer is entitled to a severance allowance equal to his 12 months' base salary.

      PETER WILLIAMS. Dr. Williams entered into an employment agreement with the Company and Xidex UK Limited, an indirect, wholly-owned subsidiary of the Company ("Xidex"), dated May 3, 1995, but effective October 1, 1994. (The employment agreement has since been assigned to Anacomp Ltd., Xidex's parent corporation.) The term of such employment agreement continues until it is terminated by either Dr. Williams or the Company giving the other party not less than 12 calendar months' notice in writing. As a part of that employment agreement, he has also entered into a covenant not to compete with the Company's magnetic media business for a period of one year following any termination of employment and not to solicit the Company's customers for a period of one year following any termination of employment.

      Dr. Williams' compensation plan for fiscal 1999 has total targeted compensation of $377,920, comprised of the following: (a) a base salary of $188,960; (b) a corporate EBITDA bonus of $45,350, paid in quarterly installments based on the Company's actual quarterly EBITDA performance versus quarterly quota for EBITDA; (c) a business unit EBITDA bonus of $60,467 paid in quarterly installments based on actual performance versus quarterly quota for the EBITDA of the Company's business unit for which Dr. Williams is responsible; (d) a business unit revenue bonus of $30,234, paid in quarterly installments based on actual quarterly performance versus quarterly quota for the total revenue of the Company's business unit for which Dr. Williams is responsible; (e) an asset management bonus of $15,117, paid in quarterly installments based on Dr. Williams' business units attaining their quarterly asset management targets; and (f) a digital bonus of $37,792, paid annually based on Dr. Williams' business unit attaining 100% of its annual digital systems and services quota. (Dr. Williams is paid in pounds sterling, and all of the foregoing numbers reflect a currency translation of pounds sterling to dollars at the rate of $1.7085 per pound sterling.)

      Dr. Williams' employment agreement provides that in the event of a merger or consolidation or a transfer of substantially all of Xidex's assets or a change in control of Xidex, Dr. Williams will receive a severance allowance equal to his prior 12 months' compensation if he is subsequently terminated without cause or if he deems a termination to have occurred due to a demotion, transfer or reduction in compensation. Dr. Williams is also entitled to such severance allowance if he is terminated without cause by Xidex or if he deems a termination to have occurred due to a demotion, transfer or reduction in compensation. Finally, if Dr. Williams is terminated by reason of redundancy (or reduction in force), then in addition to the severance allowance described above (but in lieu of the 12 months' notice) Dr. Williams would be entitled to a payment equal to twice his weekly compensation multiplied by his years of service.

      WILLIAM C. ATER. Mr. Ater entered into an employment agreement with the Company effective October 1, 1992. The original term of the agreement expired on September 30, 1995, but it has been renewed for successive one-year terms with the current term expiring on September 30, 1999. Such agreement was amended on June 25, 1996. As a part of that employment agreement, he has also entered into a covenant not to compete with the Company for a period of one year following any termination of employment and not to solicit the Company's customers for a period of two years following any termination of employment.

      Mr. Ater's compensation plan for fiscal 1999 has total targeted compensation of $258,464, comprised of the following: (a) a base salary of $168,000; (b) a corporate EBITDA bonus of $63,324, paid in quarterly installments based on the Company's actual EBITDA performance versus quarterly quota for EDITDA; (c) a corporate revenue bonus of $18,092, paid in quarterly installments based on the Company's actual quarterly total revenue performance versus quarterly quota for the revenue; and (d) an asset management bonus of up to $9,048, paid in quarterly installments based on the Company's quarterly asset management targets. With the exception of the asset management bonus, all bonuses may be greater if goals are exceeded or less if goals are not attained.

      Mr. Ater's employment agreement provides that, in the event of a merger or consolidation or a transfer of substantially all of the Company's assets or a change in control of the Company, Mr. Ater will receive a severance allowance equal to his prior 24 months' compensation if he is subsequently terminated without cause or if he deems a termination to have occurred due to a demotion, transfer or reduction in compensation. Mr. Ater is also entitled to such severance allowance if he is terminated without cause by the Company or if he deems a termination to have occurred due to a demotion, transfer or reduction in compensation. Finally, if at the end of any renewal term of the employment agreement the Company declines to renew such agreement and does not request that Mr. Ater continue working or the Company discontinues the month-to-month employment arangements, then in any such case Mr. Ater is entitled to a severance allowance equal to his prior 24 months' compensation.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

      As discussed above, the employment agreements of Messrs. Koehrer, Geyer, Williams and Ater provide for certain payments in the event of a termination of employment or a change of control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Compensation Committee of the Board of Directors was, during fiscal 1998, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company.

RELATED PARTY TRANSACTIONS

      Hasso Jenss, the Company's Senior Vice President and General Manager-COM Systems Business, borrowed $115,600 from the Company on August 12, 1998 in connection with his relocation from Germany to the Poway, California area and his purchase of a residence. The indebtedness is evidenced by a promissory note dated that same date which bears interest at 7.5% per annum with a stated maturity date of November 30, 1998 (subject to extension). On December 16, 1998, Mr. Jenss repaid to the Company the entire principal amount of the promissory note, and he repaid all accrued interest on December 18, 1998.

PERFORMANCE GRAPH

      The following graph and table depict the cumulative total Shareholder returns following an assumed investment of $100 in shares of the Company's Common Stock for the periods of September 30, 1993 through June 4, 1996 (the effective date of the Company's Third Amended Joint Plan of Reorganization) and June 5, 1996 through September 30, 1998 (subsequent to consummation of such Plan of Reorganization and the Company's emergence from Chapter 11 bankruptcy). All shares of common stock, $.01 par value per share, outstanding on June 4, 1996 (shown to the left of the vertical bar on the graph), were cancelled on such date. The period shown on the graph to the right of the vertical bar represents the Company's current shares of Common Stock. Also presented below for comparison are the cumulative total shareholder returns of a like assumed investment and the reinvestment of all dividends for the same periods in each of the Standard and Poor's 500 Index (the "S&P 500") and the Standard and Poor's Computer Software and Services Index ("S&P Software and Services").

                                   September 30,                                             September 30,
----------------------------------------------------------------------------------------------------------------
                               1993     1994    1995    June 4, 1996    June 5, 1996     1996    1997     1998
Anacomp                        $100     $104    $ 24         $   8           $100       $ 95    $178      $151
S&P 500                         100      104     135           157            100        102     143       156
S&P Software & Services         100      104     173           223 *          100 *      112     185       225

--------------------------

All amounts are rounded to the nearest dollar.

*Daily returns for the S&P Software and Services are not computed. Data for June 4 and June 5 use the index as of May 31, 1996 as an estimation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Commission. Officers, directors and greater than 10% beneficial owners are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended September 30, 1998, all Section 16(a) filings were made on a timely basis.

                        AMENDMENT AND RESTATEMENT OF THE
                          1996 LONG-TERM INCENTIVE PLAN
                                  (PROPOSAL 2)
GENERAL

         The Company currently maintains the Anacomp, Inc. 1996 Long-Term Incentive Plan (the "Incentive Plan"), under which stock options and other incentive awards may be granted to employees, officers and directors of the Company. As of December 15, 1998, there were approximately 10,000 shares remaining available for awards under the Incentive Plan. On November 16, 1998, the Board of Directors recommended, subject to shareholder approval, certain amendments to the Incentive Plan, as described below.

         A summary of the Incentive Plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by the full text of the Incentive Plan. The Company will provide, upon request and without charge, a copy of the full text of the Incentive Plan to each person to whom a copy of this Proxy Statement is delivered. Requests should be directed to: William C. Ater, Secretary, Anacomp, Inc., 12365 Crosthwaite Circle, Poway, California 92064.

         The purpose of the Incentive Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors to those of the Shareholders, and by providing such persons with an incentive for outstanding performance. As of December 15, 1998, there were approximately 3,400 persons eligible to participate in the Incentive Plan.

         The Incentive Plan authorizes the granting of awards ("Awards") to employees, officers and directors of the Company or its affiliated companies in the following forms: (a) options to purchase shares of Common Stock ("Options"), which may be incentive stock options or non-qualified stock options; (b) stock appreciation rights ("SARs"); (c) performance units ("Performance Units"); (d) restricted stock ("Restricted Stock"); (e) dividend equivalents ("Dividend Equivalents"); and (f) other stock-based awards.

         Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers of the Company. The Incentive Plan is designed to comply with Code Section 162(m) so that the grant of Options and SARs under the plan, and other Awards, such as Performance Units, that are conditioned upon the performance goals described in Section 13.13 of the Incentive Plan, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by the Company.

AMENDMENT TO INCREASE AVAILABLE SHARES

         Subject to adjustment as provided in the Incentive Plan, the aggregate number of shares of Common Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a SAR or a Performance Unit) currently is 1,400,000, of which no more than 150,000 may be granted in the form of Restricted Stock Awards and no more that 100,000 shares may be in the form of Options for which the exercise price is below the fair market value on the date of grant. The aggregate number of shares available for Awards under the Plan is proposed to be increased to 2,400,000, of which no more than 250,000 may be granted in the form of Restricted Stock Awards. Other limits would remain unchanged. The maximum number of shares of Common Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Incentive Plan to any one participant is 500,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a participant (less any consideration paid by the participant for such Award) during any one calendar year under the Incentive Plan is $2,000,000.

OTHER AMENDMENTS TO THE INCENTIVE PLAN

         The Incentive Plan is proposed to be further amended: (i) to amend the definition of "subsidiary" to include limited liability companies, partnerships and other entities, and, in the case of incentive stock options, to conform to the definition of "subsidiary corporation" in Code Section 424(f); (ii) to eliminate the absolute requirement that members of the committee administering the Incentive Plan be both "outside directors" for purposes of Code Section 162(m) and "non-employee directors" for purposes of Rule 16b-3 of the Exchange Act (although it is still intended that they so qualify); (iii) to eliminate the Incentive Plan's lapse restrictions with respect to non-qualified stock options (thus leaving such restrictions to be specified in individual option agreements); (iv) to require that any shares of Common Stock surrendered in payment of the exercise price of an Option have been held by the optionee for at least six months; (v) to allow the Compensation Committee to permit the transfer of Awards in its discretion;
(vi) to permit the Compensation Committee to accelerate the vesting of Awards in its discretion and to specify the effects on the Award of such acceleration; (vii) to add "reclassification" and "shares exchanges" to the list of events warranting an appropriate adjustment to outstanding Awards and to give the Committee discretion to make equitable adjustments; (viii) to give the Compensation Committee discretion to amend outstanding Awards without reducing or diminishing the value of such Awards; (ix) to permit the Compensation Committee to require the withholding of shares from an Award to satisfy tax withholding requirements; and (x) to make technical language changes in certain provisions to conform with applicable law.

ADMINISTRATION

         The Incentive Plan is administered by the Company Compensation Committee. The Compensation Committee has the power, authority and discretion to: designate participants; determine the type or types of Awards to be granted to each participant and the terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Incentive Plan; and make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the Incentive Plan.

AWARDS

         STOCK OPTIONS. The Compensation Committee is authorized to grant Options, which may be incentive stock options ("ISOs") or non-qualified stock options ("NSOs"), to participants. All Options will be evidenced by a written Award Agreement between the Company and the participant, which will include such provisions as may be specified by the Compensation Committee, provided that the terms of any ISO must meet the requirements of Section 422 of the Code.

         STOCK APPRECIATION RIGHTS. The Compensation Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR. All awards of SARs will be evidenced by an Award Agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Compensation Committee at the time of grant.

         PERFORMANCE UNITS. The Compensation Committee may grant Performance Units to participants on such terms and conditions as may be selected by the Compensation Committee. The Compensation Committee will have the complete discretion to determine the number of Performance Units granted to each participant and to set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending upon the extent to which they are met, will determine the number and value of Performance Units that will be paid to the participant.

         RESTRICTED STOCK AWARDS. The Compensation Committee may make awards of Restricted Stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations upon the right to vote Restricted Stock or the right to receive dividends, if any, on the Restricted Stock).

         DIVIDEND EQUIVALENTS. The Compensation Committee is authorized to grant Dividend Equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend Equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an Award, as determined by the Compensation Committee. The Compensation Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock, or otherwise reinvested.

         OTHER STOCK-BASED AWARDS. The Compensation Committee may, subject to limitations under applicable law, grant to participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as deemed by the Compensation Committee to be consistent with the purposes of the Incentive Plan, including without limitation shares of Common Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, and Awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified affiliated companies of the Company. The Compensation Committee will determine the terms and conditions of any such Awards.

         PERFORMANCE GOALS. The Compensation Committee may determine that any Award will be determined solely on the basis of (a) the achievement by the Company or a subsidiary of a specified target return on equity or return on assets, (b) the Company's or subsidiary's stock price, (c) the achievement by a business unit of the Company or subsidiary of a specified target net income or earnings per share, including, without limitation, EBITDA, or (d) any combination of the goals set forth in (a) through (c) above. If an Award is made on such basis, the Compensation Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m)), and the Compensation Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals will be conditioned upon the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

         LIMITATIONS ON TRANSFER; BENEFICIARIES. No unexercised or restricted Award will be assignable or transferable by a participant other than by will or by the laws of descent and distribution or, except in the case of an ISO, pursuant to a qualifying domestic relations order; PROVIDED, HOWEVER, that the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes that such transferability (a) does not result in accelerated taxation, (b) does not cause any Option intended to be an ISO to fail to be described in Code Section 422(b) and (c) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any Award upon the participant's death.

         ACCELERATION UPON CERTAIN EVENTS. Upon the participant's death or disability, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding Awards will lapse. Any Options or SARs will thereafter continue or lapse in accordance with the other provisions of the Incentive Plan and the Award Agreement. In the event of a Change in Control (as defined in the Incentive Plan) of the Company, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding Awards will lapse. If the proposed amendments set forth herein are approved by the shareholders, then regardless of whether a Change in Control has occurred, the Compensation Committee may, in its sole discretion, determine that all or a portion of a participant's Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Compensation Committee may, in its sole discretion, declare. The Compensation Committee may discriminate among participants and among Awards granted to a participant in exercising such discretion.

TERMINATION AND AMENDMENT

         With the approval of the Board of Directors, the Compensation Committee may terminate, amend or modify the Incentive Plan without shareholder approval; provided, however, that the Compensation Committee may condition any amendment upon the approval of the Shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Incentive Plan may adversely affect any Award previously granted under the Incentive Plan, without the written consent of the participant. If the proposed amendments are approved by the Shareholders, then the Compensation Committee may amend, modify or terminate any outstanding Award without the approval of the participant as long as such amendment, modification or termination does not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

CERTAIN FEDERAL INCOME TAX EFFECTS

         NON-QUALIFIED STOCK OPTIONS. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted NSO. However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to the provisions of Section 162(m) of the Code). A subsequent sale or exchange of such shares of Common Stock will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant's exercise of the option and (b) the amount realized upon such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for the applicable long-term capital gain holding period.

         INCENTIVE STOCK OPTIONS. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an ISO or the exercise thereof by the participant. If the participant holds the shares of Common Stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of Common Stock upon exercise (the "required holding period"), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of Common Stock will constitute a capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, then the participant will realize taxable ordinary income in an amount equal to the excess (if any) of the fair market value of the Common Stock purchased at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the aggregate exercise price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to the provisions of Section 162(m) of the Code). Upon the exercise of an ISO, the participant may be subject to alternative minimum tax on certain items of tax preference. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option, then the option will be treated as an NSO.

         SARS. Under present federal income tax regulations, a participant receiving a non-discounted SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time that the Award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to the provisions of Section 162(m) of the Code).

         PERFORMANCE UNITS. Under present federal income tax regulations, a participant receiving Performance Units will not recognize income and the Company will not be allowed a tax deduction at the time the Award is granted. When a participant receives payment of Performance Units, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to the provisions of Section 162(m) of the Code).

         RESTRICTED STOCK. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a Restricted Stock Award will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock, and the Company will be entitled to a corresponding tax deduction at that time (subject to the provisions of Section 162(m) of the Code).

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

         As of December 15, 1998, Options had been granted or approved for grant under the Incentive Plan to the following persons and groups. Any future Option grants will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the Incentive Plan in the future.

-------------------------------------------- ----------------------------------------------------------
                                                                  INCENTIVE PLAN
                                             ----------------------------- ----------------------------
             NAME AND POSITION                       DOLLAR VALUE               NUMBER OF OPTIONS
-------------------------------------------- ----------------------------- ----------------------------
Ralph W. Koehrer,
   President and Chief
   Executive Officer                                     (1)                  200,000
-------------------------------------------- ----------------------------- ----------------------------
Frederick F. Geyer,
   Executive Vice President                              (1)                  100,000
-------------------------------------------- ----------------------------- ----------------------------
Peter Williams
   Executive Vice President                              (1)                   60,000
-------------------------------------------- ----------------------------- ----------------------------
Donald W. Thurman
   Executive Vice President                              (1)                   80,000
-------------------------------------------- ----------------------------- ----------------------------
William C. Ater
   Senior Vice President,
   Chief Administrative Officer
   and Secretary                                         (1)                   33,750
-------------------------------------------- ----------------------------- ----------------------------
All Executive Officers as a Group
   (including the above)                                 (1)                  795,500
-------------------------------------------- ----------------------------- ----------------------------
Talton R. Embry, Director                                (1)                        0
-------------------------------------------- ----------------------------- ----------------------------
Darius W. Gaskins, Jr. , Director                        (1)                   28,313
-------------------------------------------- ----------------------------- ----------------------------
Jay P. Gilbertson, Director                              (1)                   25,000
-------------------------------------------- ----------------------------- ----------------------------
Richard D. Jackson, Director                             (1)                   51,875
-------------------------------------------- ----------------------------- ----------------------------
George A. Poole, Jr., Director                           (1)                   26,875
-------------------------------------------- ----------------------------- ----------------------------
Lewis Solomon, Director                                  (1)                   52,688
-------------------------------------------- ----------------------------- ----------------------------
All Non-Executive Directors
   as a Group(including the above)                       (1)                  184,751
-------------------------------------------- ----------------------------- ----------------------------
All Non-Executive Employees
   as a Group                                            (1)                1,063,405
-------------------------------------------- ----------------------------- ----------------------------

         (1) The dollar value of the above Options is dependent upon the difference between the particular Option exercise price and the fair market value of the underlying shares of Common Stock on the date of exercise.

ADDITIONAL INFORMATION

         The closing sales price of the Common Stock, as reported by the NASDAQ National Market on December 15, 1998, was $15.50.

SHAREHOLDER VOTE REQUIRED TO APPROVE THE AMENDMENTS TO THE INCENTIVE PLAN

         Approval of the amendments to and restatement of the Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE INCENTIVE PLAN TO INCREASE BY 1,000,000 THE SHARES OF COMMON STOCK AVAILABLE FOR AWARDS THEREUNDER, AND TO MAKE THE OTHER CHANGES DESCRIBED IN THE PARAGRAPH ABOVE ENTITLED "OTHER AMENDMENT TO THE INCENTIVE PLAN".

                  AMENDMENT OF THE ARTICLES OF INCORPORATION TO
                 INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
                                  (PROPOSAL 3)

         The Board of Directors of the Company recommends that the shareholders approve an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 shares (the "Proposed Amendment"). Specifically, the Articles of Incorporation will be amended by deleting the text of Article V thereof and substituting the following in its place:

        "The total number of shares that the Corporation has authority to issue shall be 41,000,000 shares, consisting of 40,000,000 common shares (the "Common Shares"), and 1,000,000 preferred shares (the "Preferred Shares"). The Corporation's shares shall have a par value of one cent per share. The Corporation shall have the power to issue fractional shares or scrip in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana."

In all other respect, the terms and provisions of the Company's Articles of Incorporation will remain unaltered.

      As of the Record Date for the Annual Meeting, 14,274,308 shares of Common Stock were outstanding, 2,082,123 shares were reserved for issuance under the Company's various stock option plans, 376,498 shares were issuable upon the exercise of outstanding Common Share Warrants, and 375,948 shares were reserved for issuance under the Company's employee stock purchase plan, leaving only 2,891,123 shares available for issuance for other purposes. If the Proposed Amendment is adopted, up to 20,000,000 additional shares of Common Stock will be available for future issuance or sale without further Shareholder approval. However, Shareholder approval of particular transactions may at the time be required by law or by the rules or policies of any exchange or market upon which shares of the Common Stock may be traded or quoted. The Common Stock is presently traded on the Nasdaq National Market.

      The Company has no present plans to issue additional shares of Common Stock, except for issuances for which shares have already been reserved. Upon approval of the Proposed Amendment by the Shareholders, the additional shares of Common Stock would be authorized but unissued and unreserved and could be issued for various general corporate purposes including, without limitation, stock splits, stock dividends, benefit plans, financing transactions or acquisitions. The Board of Directors believes that the additional authorized Common Stock would give the Company greater flexibility by allowing the Company to issue shares of Common Stock without the expense and delay of a Shareholders' meeting to authorize additional shares if and when the need arises. However, the issuance of the additional shares of Common Stock may have a dilutive effect on the Company's earnings per share and, for a Shareholder that does not purchase additional shares to maintain such Shareholder's pro rata interest in the Company, on such shareholder's percentage of voting power.

      In addition, the issuance of the additional shares of Common Stock authorized by the Proposed Amendment may render more difficult or discourage a merger, tender offer or proxy contest involving the Company, the assumption of control of the Company by the holder of a large block of the Company's securities, or the removal of incumbent management. For example, the issuance of the additional shares of Common Stock could discourage a potential acquiror by: (i) increasing the number of shares of Common Stock necessary to gain control of the Company; (ii) permitting the Company, through the public or private issuance of shares of Common Stock, to dilute the stock ownership of the potential acquiror; and (iii) permitting the Company to privately place shares of Common Stock with purchasers who would side with the Board of Directors in opposing a takeover bid.

      The Proposed Amendment is not being recommended in response to any specific effort of which the Company's management is aware to accumulate shares or obtain control of the Company. In addition, the Proposed Amendment is not part of a plan by management to adopt a series of amendments to the Company's Articles of Incorporation that have anti-takeover effects, and management does not presently intend to propose other measures in future proxy solicitations that will have anti-takeover effects.

      If the Proposed Amendment is approved by the shareholders, the amendment to the Articles of Incorporation will become effective upon the filing of Articles of Amendment thereto with the Secretary of State of Indiana, which will occur as soon as practicable following the approval of the Proposed Amendment by the Shareholders. Shareholders of the Company have no dissenters' rights with respect to the Proposed Amendment and will have no preemptive rights in connection with the issuance of any new shares of Common Stock.

SHAREHOLDER VOTE REQUIRED TO AMEND THE ARTICLES OF INCORPORATION

      Approval of the amendment to Article V of the Articles of Incorporation will require the affirmative vote of the holders of a majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 40,000,0000 SHARES, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE FOR SUCH INCREASE.

                             INDEPENDENT ACCOUNTANTS

      Arthur Andersen LLP has served as the Company's independent accountant for its most recently completed fiscal year. Representatives of Arthur Andersen LLP will attend the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so and will be available to respond to Shareholders' questions.

                              SHAREHOLDER PROPOSALS

      The eligibility of Shareholders to submit proposals, the proper subjects of Shareholder proposals and other issues governing Shareholder proposals are regulated by the rules (the "Shareholder Proposal Rules") adopted under Section 14 of the Exchange Act. Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive office, 12365 Crosthwaite Circle, Poway, California 92064, no later than Wednesday, September 1, 1999.

      In addition, in accordance with recent amendments to the Shareholder Proposal Rules, written notice of shareholder proposals to be submitted outside of Rule 14a-8 described above for consideration at the 2000 Annual Meeting of Shareholders must be received by the Company, at the address set forth in the preceding paragraph, on or before Saturday, November 20, 1999, in order to be considered timely for purposes of the Shareholder Proposal Rules. The persons designated as proxies by the Company in connection with the 2000 Annual Meeting of Shareholders will have discretionary voting authority with respect to any Shareholder proposal of which the Company did not receive timely notice.

                                 OTHER BUSINESS

      The Board of Directors knows of no other business which may come before the Annual Meeting of Shareholders. If any other business should come before the Meeting, the proxyholders intend to vote the proxies received in accordance with the business judgment of the proxyholders, and discretionary authority to do so is included in the accompanying form of Proxy.

                                       By Order of the Board of Directors,


                                       Richard D. Jackson
                                       CO-CHAIRMAN OF THE BOARD


                                       Lewis Solomon
                                       CO-CHAIRMAN OF THE BOARD

December 31, 1998

                                ANACOMP, INC.
            AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN

                                  ARTICLE I
                                   PURPOSE

       1.1 GENERAL. The purpose of the Anacomp, Inc. Amended and Restated 1996 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Anacomp, Inc. (the "Corporation"), by linking the personal interests of its employees, officers and directors to those of Corporation stockholders and by providing its employees, officers and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation's operations is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors.


                                   ARTICLE 2
                                 EFFECTIVE DATE

       2.1 EFFECTIVE DATE. The Plan originally became effective on July 22, 1996, the date that it was approved by the Board, and it was subsequently approved by the Corporation's stockholders on February 3, 1997. The Plan, as amended and restated, became effective as of November 16, 1998, the date such amendment and restatement was approved by the Board. However, such amendment and restatement of the Plan shall be submitted to the stockholders of the Corporation for approval within 12 months of the Board's approval thereof.
No Incentive Stock Options granted under the Plan on or after November 16, 1998 may be exercised prior to approval of such amendment and restatement of the Plan by the stockholders, and if the stockholders fail to approve the same within such 12-month period, any Incentive Stock Options granted hereunder on or after November 16, 1998 shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to satisfy the conditions for deductibility under Code Section 162(m). Any such
Section 162(m) Awards granted on or after November 16, 1998 shall be contingent upon the stockholders having approved the amendment and restatement of the Plan.


                                   ARTICLE 3
                                  DEFINITIONS

       3.1 DEFINITIONS. When a word or phrase appears in the Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

              (a) "Award" means any grant of an Option, Stock Appreciation Right, Restricted Stock, Performance Unit, Dividend Equivalent, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

              (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

              (c)    "Board" means the Board of Directors of the Corporation.

              (d) "Change of Control" means and includes each of the following:

                     (1) A change of control of the Corporation through a transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Corporation as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities;

                     (2) Consummation of any consolidation, merger, share exchange or similar transaction involving the Corporation after which 49% or more of the voting securities of the surviving corporation is beneficially held by persons other than persons who were beneficial owners of voting securities of the Corporation immediately prior to the transaction;

                     (3) Consummation of any sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Corporation is a member; or

                     (4) A change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Corporation's stockholders of each new director during such 12-month period was approved by the directors then still in office who were directors at the beginning of such 12-month period.

              (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (f)    "Committee" means the committee of the Board described in
       Article 4.

              (g)    "Corporation" means Anacomp, Inc., an Indiana corporation.

              (h)    "Covered Employee" means an individual defined in Code
       Section 162(m)(3).

              (i) "Disability" means the Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, or any successor definition of the term "Permanent and Total Disability" under Section 22(e)(3) of the Code.

              (j) "Dividend Equivalent" means a right granted to a Participant under Article 11.

              (k)    "Effective Date" has the meaning assigned such term in
       Section 2.1.

              (l) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

              (m) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

              (n) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

              (o)    "Option" means a right granted to a Participant under
       Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

              (p) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

              (q) "Participant" means a person who, as an employee, officer or director of the Corporation or any Subsidiary, has been granted an Award under the Plan.

              (r) "Performance Unit" means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

              (s) "Plan" means the Anacomp, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended from time to time.

              (t) "Restricted Stock" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to substantial risk of forfeiture.

              (u) "Retirement" means a Participant's termination of employment with the Corporation after attaining age 59 1/2.

              (v) "Stock" means the $0.01 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 14.

              (w) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

              (x) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. With respect to Incentive Stock Options, the term "Subsidiary" shall have the meaning set forth in Code
       Section 424(f).

              (y) "1933 Act" means the Securities Act of 1933, as amended from time to time.

              (z) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.


                                  ARTICLE 4
                                ADMINISTRATION

       4.1 COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

       4.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved unanimously in writing by the members of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

       4.3 AUTHORITY OF COMMITTEE. The Committee has the power, authority and discretion to:

              (a)    Designate Participants;

              (b) Determine the type or types of Awards to be granted to each Participant;

              (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

              (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any option reload feature, any restrictions or limitations on an Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

              (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

              (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

              (g) Decide all other matters that must be determined in connection with an Award;

              (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

              (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

       4.4. DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.


                                   ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

       5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 2,400,000 (inclusive of the 1,400,000 shares originally authorized), of which no more than 250,000 shares shall be in the form of Restricted Stock Awards and no more than 100,000 shares shall be in the form of Options for which the exercise price is below the Fair Market Value on the date of grant.

       5.2. LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

       5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

       5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $2,000,000.

                                   ARTICLE 6
                                  ELIGIBILITY

       6.1. GENERAL. Awards may be granted only to individuals who are employees, officers or directors of the Corporation or a Subsidiary, as determined by the Committee.


                                   ARTICLE 7
                                 STOCK OPTIONS

       7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

              (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee.

              (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon such factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

              (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

              (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

       7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

              (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

              (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

              (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the following circumstances:

                     (1) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

                     (2) If the Participant terminates employment for any reason other than death or Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of
              (i) the date on which the Option would have lapsed under paragraph
              (1); or (ii) three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Company for cause or by the Participant without the consent of the Company, the Incentive Stock Option shall (to the extent not previously exercised), at the discretion of the Committee, lapse immediately. If the Participant exercises the Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the date of termination of employment.

                     (3) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed under paragraph (1); or (ii) one year after the Participant's termination of employment. Upon the Participant's Disability, any Incentive Stock Options will immediately vest pursuant to Section 13.8 and may be exercised by the Participant or his legal representative or representatives.

                     (4) If the Participant dies before the Option lapses pursuant to paragraph (1), (2) or (3), above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Corporation on the date of his death or had previously terminated employment) remained unchanged; or (ii) one year after the date of the Participant's death. Upon the Participant's death, any Incentive Stock Options will immediately vest pursuant to Section 13.8 and may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive such Incentive Stock Option under the applicable laws of descent and distribution.

              (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

              (e) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

              (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

              (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

              (h) DIRECTORS. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Subsidiary but only in that individual's position as an employee and not as a director.


                                   ARTICLE 8
                           STOCK APPRECIATION RIGHTS

       8.1. GRANT OF SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

              (a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                     (1) The Fair Market Value of one share of Stock on the date of exercise; over

                     (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to an Incentive Stock Option.

              (b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.


                                   ARTICLE 9
                               PERFORMANCE UNITS

       9.1. GRANT OF PERFORMANCE UNITS. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant. All Awards of Performance Units shall be evidenced by an Award Agreement.

       9.2. RIGHT TO PAYMENT. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant.

       9.3. OTHER TERMS. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.


                                   ARTICLE 10
                            RESTRICTED STOCK AWARDS

       10.1. GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

       10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

       10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the

Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

       10.4. CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.


                                   ARTICLE 11
                              DIVIDEND EQUIVALENTS

       11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Option Award or SAR Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.


                                   ARTICLE 12
                            OTHER STOCK-BASED AWARDS

       12.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 13
                        PROVISIONS APPLICABLE TO AWARDS

       13.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

       13.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

       13.3. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

       13.4. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

       13.5. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No such Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

       13.6 BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

       13.7. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

       13.8 ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully vested and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

       13.9. ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully vested and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

       13.10. ACCELERATION UPON CERTAIN EVENTS NOT CONSTITUTING A CHANGE OF CONTROL. In the event of (i) the commencement of a public tender offer for all or any portion of the Stock, or (ii) a proposal to merge, consolidate or otherwise combine into and with another corporation (in which transaction the Corporation would not survive) is submitted to the stockholders of the Corporation for approval, the Board may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Board may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event.
To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

       13.11. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 13.9 or 13.10 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.11.

       13.12  EFFECT OF ACCELERATION.  If an Award is accelerated under
Section 13.9 or 13.10, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

       13.13. PERFORMANCE GOALS. The Committee may (but need not) determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or a Subsidiary of a specified target return on equity or return on assets, (b) the Corporation's or Subsidiary's stock price, (c) the achievement by a business unit of the Corporation or Subsidiary of a specified target net income or earnings per share, including, without limitation, earnings before interest, taxes, depreciation and amortization (EBITDA), or (d) any combination of the goals set forth in (a) through (c) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m)), and the Committee may for any reason to reduce (but not increase) any such Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

       13.14. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in accordance with Corporation employment policies in effect from time to time, or, in the absence of an applicable policy, as determined by the Committee at its discretion, which determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Subsidiaries, transfers from a Subsidiary to the Corporation, or transfers from one Subsidiary to another Subsidiary.


                                   ARTICLE 14
                          CHANGES IN CAPITAL STRUCTURE

       14.1. GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award or, subject to Section 15.2, there shall be made such other equitable adjustment as the Committee shall approve.


                                   ARTICLE 15
                    AMENDMENT, MODIFICATION AND TERMINATION

       15.1. AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

       15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.


                                   ARTICLE 16
                               GENERAL PROVISIONS

       16.1. NO RIGHTS TO AWARDS. No Participant or employee, officer or director shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants and employees, officers or directors uniformly.

       16.2. NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

       16.3. WITHHOLDING. The Corporation or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

       16.4. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation or any Subsidiary.

       l6.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Subsidiary.

       16.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

       16.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Subsidiary, unless provided otherwise in such other plan.

       16.8. EXPENSES. The expenses of administering the Plan shall be borne by the Corporation and its Subsidiaries.

       16.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

       16.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

       16.11. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

       16.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

       16.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Indiana.

       The foregoing is hereby acknowledged as being the Anacomp, Inc. Amended and Restated 1996 Long-Term Incentive Plan as adopted by the Board of Directors of the Corporation as of November 16, 1998.


                                          ANACOMP, INC.


                                          By:  __________________________
                                          Its: __________________________

                                      (Side 1)

                                   ANACOMP, INC.
                             12365 CROSTHWAITE CIRCLE
                              POWAY, CALIFORNIA 92064

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 PROXY FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints Ralph W. Koehrer and William C. Ater, and each of them, proxies and attorneys-in-fact, with the power of substitution (the action of both of them or their substitutes present and acting or if only one be present and acting then the action of such one to be in any event controlling), to vote all stock of the undersigned at the 1999 Annual Meeting of Shareholders of Anacomp, Inc., and at any adjournment thereof as follows:


                    THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
                PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                                FOLD AND DETACH HERE
                                      (Side 2)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


                                        Please mark your votes as        / X /
                                        indicated in this example.


1.  Election of Directors

Messrs. T.R. Embry, D.W. Gaskins, Jr., J.P. Gilbertson, R.D. Jackson, R.W. Koehrer, G.A. Poole, Jr., L. Solomon


                                                                      WITHHELD
                                                           FOR        FOR ALL

                                                          /  /         /  /


WITHHELD FOR: (Write that nominee's name in the space provided below)

2.  Approval of the Amended and Restated 1996 Long-Term Incentive Plan.


                                              FOR        AGAINST       ABSTAIN

                                              /  /        /  /          /  /


3. Approval of the amendment of Article V of the Amended and Restated Articles of Incorporation of the Company to increase the authorized Common Stock from 20,000,000 shares to 40,000,000 shares


                                              FOR        AGAINST       ABSTAIN

                                             /  /         /  /          /  /


4. To vote in accordance with the views of a majority of the Board of Directors on the transaction of such other business as may properly come before the meeting and any adjournment thereof.


                                                  If you plan to attend   /  /
                                                  the Annual Meeting,
                                                  please mark the box.


Signature                    Signature                        Date
          ----------------              ----------------            ----------

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                FOLD AND DETACH HERE


Dear Shareholder:

On behalf of the Board of Directors of Anacomp, Inc., thank you for your continued interest and support.

We realize that many of you may be unable to attend our Annual Meeting of Shareholders in February. Because your vote is important, we encourage you to promptly complete and return your proxy.

Regards,

Richard D. Jackson, Co-Chairman
Lewis Solomon, Co-Chairman